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                                                                    EXHIBIT 10.5

                            EXPENSE SHARING AGREEMENT


     THIS EXPENSE SHARING AGREEMENT is dated as of _________________, 1998, by and among PRESIDIO GOLF TRUST, a Maryland real estate investment trust (the "Trust"), PRESIDIO GOLF LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership," and together with the Trust, "Presidio"), and ARNOLD PALMER GOLF MANAGEMENT LLC, a Delaware limited liability company ("Palmer Management").

                              W I T N E S S E T H:

     WHEREAS, prior to the consummation of Trust's initial public offering of common shares of beneficial interest, (i) Palmer Management's general partner and limited partnership interests in the Operating Partnership were converted into units of limited partnership interests in the Operating Partnership; and
(ii) Palmer Management contributed certain of its properties to the Operating Partnership; and

     WHEREAS, pursuant to that certain Concession Contract (the "Concession Agreement") dated September 29, 1995 by and between Palmer Management and the United States of America, Department of the Interior, National Park Service, Palmer Management leases certain premises located at Building 106, Montgomery Street, Presidio Main Post, San Francisco, California 94129 (the "Office Premises"); and

     WHEREAS, the parties hereto believe that the mutual rendering of services by Presidio and Palmer Management to each other will be to the mutual benefit of each of the parties hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Presidio and Palmer Management hereby agree as follows:

     1. From and after the date hereof, Palmer Management will provide such facilities within the Office Premises as reasonably requested by the Trust and its subsidiaries, including the Operating Partnership. Notwithstanding the foregoing, in no event shall Palmer Management be required to acquire any additional facilities to provide facilities pursuant to this Agreement.

     2. Palmer Management will be reimbursed by the Trust on the basis of an allocation of the costs for such facilities based on the cost accounting method used by the Trust and its subsidiaries and Palmer Management, respectively. For purposes of determining the costs allocated with respect to Presidio's use of space within the Office Premises, such costs will be based on the amounts payable, including all occupancy costs, under the Concession Agreement.






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     3. Each quarter Palmer Management shall prepare a schedule of the allocated costs that Palmer Management has incurred on behalf of the Trust and the Trust shall pay to Palmer Management the amount owed. Once each year after the close of the year, the parties shall prepare a schedule of all of the costs and expenses as allocated for such year which schedule, including supporting records and work papers, shall be subject to review by independent auditors appointed by the Trust to review the annual schedule. Notwithstanding the foregoing, in the event that the parties shall disagree as to the appropriate allocation of such costs and expenses, the decision of the Trust's independent auditors with respect to the appropriate allocation of costs shall be final. As soon as practicable after the annual schedule of costs has been determined as aforesaid for any year, the party, if any, having a debit balance for such year, promptly shall pay any amounts owed for such year to the other party.

     4. This Agreement shall be for an initial term ending on December 31, 1999 and thereafter shall continue on a year to year basis. Notwithstanding the foregoing, this Agreement may be terminated by either party, without penalty, upon not less than thirty (30) days prior written notice as of December 31 of any year.

     5. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of Palmer Management and the Trust, as approved by a majority of the trustees of the Trust who are not employees, officers or affiliates of a lessee of the Trust.

     6. Any obligation or liability whatsoever of the Trust which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the Trust's assets only. No such obligation or liability of the Trust shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents (solely as a result of their status as shareholders, trustees, officers, employees or agents), regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.




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     IN WITNESS WHEREOF, the parties have executed this Agreement as the date first set forth above.

                                             PRESIDIO GOLF TRUST, a Maryland
                                             real estate investment trust


                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------

                                             PRESIDIO GOLF LIMITED
                                             PARTNERSHIP, a Delaware limited
                                             partnership

                                             By:      PRESIDIO GOLF TRUST
                                             Its:     General Partner

                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------

                                             ARNOLD PALMER GOLF
                                             MANAGEMENT LLC, a Delaware limited
                                             liability company

                                             By:
                                                -------------------------------
                                                Its:
                                                    ---------------------------





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